EXHIBIT 21.1 (1)

The following is a complete list of the Company's Domestic and Foreign
Subsidiaries:

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DOMESTIC SUBSIDIARIES                      PLACE OF INCORPORATION
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BCN Data Systems, L.L.C.                   (Delaware)
CellNet Data Services, Inc.                (Delaware)
CellNet Data Services (CA), Inc.           (Delaware)
CellNet Data Services (IS), Inc.           (Delaware)
CellNet Data Services (KC), Inc.           (Delaware)
CellNet Data Services (MSP), Inc.          (Delaware)
CellNet Data Services (SE), Inc.           (Delaware)
CellNet Data Services (SF), Inc.           (Delaware)
CellNet Data Services (SL), Inc.           (Delaware)
CN Frequency (IS), Inc.                    (Delaware)
CN Frequency (KC), Inc.                    (Delaware)
CN Frequency (MSP), Inc.                   (Delaware)
CN Frequency (SE), Inc.                    (Delaware)
CN Frequency (SF), Inc.                    (Delaware)
CN Frequency (SL), Inc.                    (Delaware)
CN Holdings, Inc.                          (Delaware)
CN WAN Corp.                               (Delaware)
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FOREIGN SUBSIDIARIES
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BCN Data Systems Limited                   (England/Wales)
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

                                   73 CELLNET